UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 28, 2012

United States Steel Corporation

 (Exact name of registrant as specified in its charter)

Delaware	1-16811	25-1897152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Grant Street, Pittsburgh, PA	15219-2800
(Address of principal executive offices)	(Zip Code)

(412) 433-1121

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 28, 2012, the Board of Directors of United States Steel Corporation (the “Corporation”) approved an amendment to Article II, Section 2 of the By-Laws of the Corporation.

Prior to this amendment, the By-Laws provided that no individual shall stand for election as a director after attaining the age of 72; provided that each Officer-Director, other than the chief executive officer, shall retire from the Board of Directors at the time such Officer-Director ceases to be a principal officer of the Corporation, and the chief executive officer may remain on the Board after retirement as an employee, at the Board’s request, through the last day of the month in which he or she turns 70.

After this amendment, the By-Laws provide that no director shall continue to serve on the Board beyond the first annual meeting of stockholders following his or her 74th birthday; provided that each Officer-Director, other than the chief executive officer, shall retire from the Board of Directors at the time such Officer-Director ceases to be a principal officer of the Corporation, and the chief executive officer may remain on the Board after retirement as an employee, at the Board’s request, through the last day of the month in which he or she turns 70.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1 Amended and Restated By-Laws of United States Steel Corporation dated as of February 28, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES STEEL CORPORATION

By	/s/ Gregory A. Zovko
Gregory A. Zovko
Vice President & Controller

Dated: March 1, 2012